UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2550 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 519-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors

On January 26, 2016, David M. Wood provided notice of his resignation from the board of directors (the “Board”) of Crestwood Equity GP LLC, a Delaware limited liability company (“CEQP GP”) and the general partner of Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”) effective immediately following the Partnership’s regular quarterly Board meeting on February 11, 2016. The resignation of Mr. Wood is not as a result of any disagreement with CEQP GP or the Partnership regarding any matter related to the operations, policies or practices of CEQP GP or the Partnership. Mr. Wood, a non-independent director, resigned from the Board at the request of First Reserve due to his obligations as Chairman and Chief Executive Officer of Mountaineer Keystone, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS L.P.

	By:	Crestwood Equity GP LLC, its General Partner

Date: January 29, 2016	By:	/s/ Joel C. Lambert
Joel C. Lambert
Senior Vice President and
General Counsel

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